Zhen Hui
Certified Public
Accountants
Hong Kong

振輝會計師事務所
Zhen Hui Certified Public Accountants
Units 1403-1404, Dominion Centre,
43-59 Queen's Road East, Wan Chai, Hong Kong
香港灣仔皇后大道東43-59號東美中心1403-1404
Tel: (852) 2521 0706 Fax: (852) 2521 7624
Email: Audit@ZhenHuiCPA.com

Our ref. : H16140/HH

9 May 2024

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Dear Sir/Madam,

We have read the Company's statements made by CXJ Group Co., Limited included under Item 4.01 of its Form 8-K which we understand will be filed with the Securities and Exchange Commission, as part of the Form 8-K of CXJ Group Co., Limited dated May 9, 2024.

We agree with the statements concerning our firm in such Form 8-K.

Horace Man Kit HO
Zhen Hui Certified Public Accountants
Hong Kong